Registration No. 33-80093

UNITED STATES
SECURITIES AND EXCHNGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 3
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNION NATIONAL FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-2415179 (I.R.S. Employer Identification No.)

UNION NATIONAL FINANCIAL CORPORATION
570 Lausch Lane
Lancaster, Pennsylvania 17601
(717) 492-2222
(Address, including Zip Code, and telephone
number, including area code, of registrant’s
principal executive offices)

Mark D. Gainer, President and Chief Executive Officer
UNION NATIONAL FINANCIAL CORPORATION
570 Lausch Lane
Lancaster, Pennsylvania 17601
(717) 492-2222
(Name, address, including Zip Code, and telephone number,
including area code, of agent for service)

With a Copy to:
Erik Gerhard, Esquire
BYBEL RUTLEDGE LLP
1017 Mumma Road, Suite 302
Lemoyne, Pennsylvania 17043
(717) 731-1700

Approximate date of commencement of the proposed sale of the securities to the public: Union National Financial Corporation is hereby amending this registration statement to deregister 14,269 shares of its common stock, $0.25 par value per share.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☒
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

The Registrant is filing this Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (File No. 33-80093), solely to deregister 14,269 shares of its common stock, $0.25 par value per share, which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement amendment no. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Manheim, Commonwealth of Pennsylvania on October 1, 2007.

Union National Financial Corporation

By:	/s/ Mark D. Gainer
Mark D. Gainer President, Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement amendment no. 3 has been signed by the following persons in the capacities on October 1, 2007. KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark D. Gainer, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Capacity

/s/ Mark D. Gainer Mark D. Gainer	President, Chairman, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Michael D. Peduzzi Michael D. Peduzzi	Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Donald Cargas, Jr. Donald Cargas, Jr.	Director

/s/ Nancy Shaub Colarik Nancy Shaub Colarik	Director

/s/ Kevin D. Dolan Kevin D. Dolan	Director

/s/ James R. Godfrey James R. Godfrey	Director

/s/ Barry C. Huber Barry C. Huber	Director

/s/ Thomas J. McGrath Thomas J. McGrath	Director

/s/ William M. Nies William M. Nies	Director

/s/ Darwin A. Nissley Darwin A. Nissley	Director

/s/ Lloyd C. Pickell Lloyd C. Pickell	Director